Exhibit 10.1

INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this “Agreement”) is made as of this ___day of ___, 2005, by and between BioSource International, Inc., a Delaware corporation (the “Company”), and ___, an individual (“Indemnitee”).

RECITALS

     WHEREAS, the bylaws of the Company (the “Bylaws”) permit the Company to indemnify its officers and directors and the Certificate of Incorporation of the Company (the “Certificate”) provides for the indemnification of the Company’s officers and directors to the maximum extent permitted by the Delaware General Corporation Law, as amended (“Delaware Law”);

     WHEREAS, the Certificate, the Bylaws and Delaware Law permit contracts between the Company and the officers and directors of the Company with respect to indemnification of such officers and directors;

     WHEREAS, in accordance with Delaware Law, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance covering certain liabilities that may be incurred by its officers or directors in the performance of their obligations to the Company;

     WHEREAS, the Company recognizes that corporate litigation against, and the difficulty of obtaining liability insurance for, the Company’s directors and officers impede the Company’s ability to attract and retain the most capable and qualified persons available for such positions; and

     WHEREAS, in order to induce Indemnitee to serve or continue to serve as an officer and/or director of the Company, or its subsidiaries, the Company desires that the Indemnitee shall be indemnified and advanced expenses as set forth herein.

AGREEMENT

     NOW, THEREFORE, in consideration of Indemnitee’s service as an officer and/or director of the Company, or its subsidiaries, after the date hereof, the Company and Indemnitee hereby agree as follows:

1.      Certain Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below:

“Corporate Status” means the fact that a person (i) is or was a director, officer, employee or agent of the Company, or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another Enterprise. A Proceeding shall be deemed to have been brought by reason of a person’s “Corporate Status” if it was brought because of the status described in the preceding sentence or because of any action or inaction on the part of such person in connection with such status.

“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

“Expenses” shall include all reasonable attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel and deposition costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being prepared to be a witness in a Proceeding.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

“Reviewing Party” means the person or persons selected to make the determination of the availability of indemnification pursuant to Section 6.3 hereof.

2.	Indemnification.

2.1 Proceedings Not By or Not In The Right Of the Company. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Delaware Law, the Certificate and the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than a Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his/her conduct was unlawful.

2.2 Proceedings By or In Right of the Company. The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Delaware Law, the Certificate and the Bylaws, as such may be amended from time to time, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, by reason of Indemnitee’s Corporate Status, against all Expenses, actually and reasonably incurred by Indemnitee or on his/her behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so requires, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding was brought, shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

2.3 Expenses of a Party that is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is or was a party to and is successful, on the merits or otherwise, in any Proceeding by reason of Indemnitee’s Corporate Status or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.4 Additional Indemnification Rights. The Company hereby agrees to indemnify the Indemnitee to the fullest extent from time to time permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate, the Bylaws or by Delaware Law. No indemnification rights shall be available under this Section 2.4 on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

3.	Advances of Expenses.

3.1 Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Company shall advance all Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with the investigation, defense, settlement or appeal of any Proceeding prior to the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate, the Bylaws, applicable law or otherwise. Any advances and undertakings to repay pursuant to this Section 3.1 shall provide that, if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.2 Advances of Expenses pursuant to Section 3 hereof shall be made within ten (10) days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and accompanied by or preceded by an undertaking referred to in Section 3.1 above.

3.3 Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.

3.4 Notwithstanding any other provision of this Agreement, the Company shall not be required to advance Expenses of more than one legal counsel (and one local counsel) in connection with all matters concerning a single Indemnitee, and such counsel shall be made counsel for any and all other indemnified persons unless (i) the Company otherwise determines or (ii) Indemnitee or another indemnified person shall provide a written statement setting forth in detail a reasonable objection to such legal counsel representing other indemnified persons.

3.5 This Section 3 shall not apply to any claim made by Indemnitee for which an indemnification payment is excluded pursuant to Section 10.

4.	Contribution in the Event of Joint Liability.

4.1 Whether or not the indemnification provided in Section 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

4.2 Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

4.3 The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee.

5.     Indemnification for Expenses as a Witness. In addition to the rights of Indemnitee under, and without limiting, the other provisions of this Agreement, to the extent that Indemnitee is, by reason of his/her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

6.	Procedures for Determination of Entitlement to Indemnification.

6.1 Timing of Payments. All payments of Expenses, judgments, penalties, fines and other amounts by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by applicable law as soon as practicable after written demand therefor by Indemnitee is presented to the Company, but in no event later than (i) thirty (30) days after such demand is presented or (ii) such later date as may be permitted for the determination of entitlement to indemnification pursuant to Section 6.6 hereof, if applicable; provided, however, that advances of Expenses shall be made within the time provided in Section 3.2.

6.2 Request for Indemnification. Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the board of directors of the Company (the “Board of Directors”) in writing that Indemnitee has requested indemnification.

6.3 Reviewing Party. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6.2 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of the Company: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by Independent Counsel in a written opinion, or (3) by the stockholders.

6.4 Determination by Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.3 hereof, the Independent Counsel shall be selected as provided in this Section 6.4. The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors). Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.2 hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6.3 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6.3 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.4, regardless of the manner in which such Independent Counsel was selected or appointed. The Company also agrees to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6.5 Additional Presumptions and Standards. For purposes of this Agreement, the termination of any Proceeding or any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 6.5 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.6 Timing of Determination. If the Reviewing Party shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6.6 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6.3 of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

6.7 Cooperation. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under this Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies Indemnitee therefor and agrees to hold Indemnitee harmless therefrom.

6.8 Defense by the Company. Subject to the provisions of this Section 6, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the obligation to indemnify or advance Expenses under this Agreement. The Company shall notify Indemnitee of any such decision to defend within ten (10) days of the receipt of the request for indemnification pursuant to Section 6.2. The Company shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 6.8 shall not apply to a Proceeding brought by Indemnitee under Section 8 hereof.

6.9 Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 6.8 above, if, in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, or if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company as provided elsewhere in this Agreement, provided, that if the Company maintains an insurance policy or policies providing liability insurance to directors, officers, employees, agents or fiduciaries of the Company or any other Enterprise, such separate legal counsel shall be selected from “panel” counsel previously approved by the Company’s liability insurance carrier.

6.10 Success. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.

7.      Liability Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance to directors, officers, employees, agents or fiduciaries of the Company or any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available to any director, officer, employee, agent or fiduciary, as applicable.

8.	Remedies of Indemnitee.

8.1 In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3.2 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within the time period specified in Section 6.6 of this Agreement, (iv) payment of indemnified amounts is not made within the time period specified in Section 6.1 of this Agreement, or (v) payment of indemnified amounts is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6.6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.1. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

8.2 In the event that a determination shall have been made pursuant to Section 6.3 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6.3.

8.3 If a determination shall have been made pursuant to Section 6.3 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent a prohibition of such indemnification under applicable law.

8.4 In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, subject to Section 10.2, in advance, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

8.5 The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

9.	Non-Exclusivity, Survival of Rights, Subrogation.

9.1 The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof, Delaware Law, the Certificate or the Bylaws shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal of this Agreement, Delaware Law, the Certificate or the Bylaws. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

9.2 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

9.3 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

10.      Exceptions to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement:

10.1 with respect to any Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his rights under this Agreement or any other agreement or insurance policy or under the Certificate or Bylaws now or hereafter in effect; or

10.2 for Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that necessary assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that the material defenses asserted by Indemnitee were made in bad faith or were frivolous; or

10.3 for Expenses and other liabilities arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state or successor statute.

11.      Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal and any proceeding commenced under Section 8 hereof) by reason of his/her Corporate Status, whether or not he/she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request.

12.	Miscellaneous.

12.1 Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

12.2 No Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employment of the Company or any of its subsidiaries or affiliated entities.

12.3 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Company and Indemnitee. No waiver of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

12.4 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.6 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile, commercial overnight courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section:

if to the Company, at:

BioSource International, Inc.
542 Flynn Road
Camarillo, California 93012
Attn: Board of Directors

or if to Indemnitee, at the address set forth on the signature page hereto.

If any notice, request, demand, direction or other communication required or permitted by this Agreement is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by facsimile during regular business hours of the recipient, when sent with delivery confirmation if given by facsimile outside regular business hours of the recipient, with delivery confirmation, at the opening of business on the next business day; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

12.8 Headings. The section and paragraph headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or construction of this Agreement.

12.9 GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS, REMEDIES, LIABILITIES, POWERS AND DUTIES OF THE PARTIES TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

BIOSOURCE INTERNATIONAL, INC.
By:
Name:
Title:

Indemnitee

Name:

Address:

Facsimile:

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